UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2007

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On December 12, 2007, Huttig Building Products, Inc. (the "Company") informed its employees of its decision to close its Greensburg, Pennsylvania branch and, on December 14, 2007, the Company informed its employees of its decision to close its Kansas City, Missouri branch. These actions are being taken as part of the Company's effort to appropriately adjust the size of its infrastructure in light of the continuing decline in housing starts. The Company expects both actions to be completed in the first quarter of 2008.

The Company expects to incur between $2.0 million and $2.3 million in operating charges related to these actions during the fourth quarter of 2007 and the first quarter of 2008, including between $1.7 million and $2.0 million for facility exit costs, comprised of asset write-offs and transfer costs and reserves for the remaining lease rentals on the facilities, and approximately $0.3 million for employee severance costs. The Company expects $0.8 million of these charges to be cash payments, including the remaining lease rentals to be paid out over the term of the facility leases through August 2008.

On December 14, 2007 the Company issued a press release announcing the above-described branch closures and certain other information. A copy of the press release is furnished herewith as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K, except to the extent that they contain historical facts, are forward-looking, including statements regarding the expected timing and amount of charges, including the timing and amount of the cash portion of such charges, that the Company will incur in connection with its branch closure actions. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.       Description

99.1                   Press Release dated December 14, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: December 14, 2007	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 14, 2007